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EX. 3.3







                           FOURTH AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                           GOLF TRUST OF AMERICA, INC.





                              Dated August 20, 2001



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                                TABLE OF CONTENTS

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                                                                             ----
ARTICLE I.   OFFICES...........................................................1
         Section 1.  Principal Office..........................................1
         Section 2.  Additional Offices........................................1
         Section 3.  Fiscal and Taxable Years..................................1
ARTICLE II.  DEFINITIONS....................... ...............................1
ARTICLE III. MEETINGS OF SHAREHOLDERS......... ................................1
         Section 1.  Place.....................................................1
         Section 2.  Annual Meeting............................................2
         Section 3.  Special Meetings..........................................3
         Section 4.  Notice....................................................4
         Section 5.  Organization..............................................4
         Section 6.  Quorum....................................................4
         Section 7.  Voting....................................................4
         Section 8.  Proxies...................................................4
         Section 9.  Voting of Shares by Certain Holders.......................4
         Section 10. Inspectors................................................5
         Section 11. Determination of Shareholders of Record...................5
         Section 12. Action Without a Meeting..................................5
         Section 13. Voting by Ballot..........................................6
         Section 14. Control Share Acquisition Statute.........................6
ARTICLE IV.  DIRECTORS.........................................................6
         Section 1.  General Powers............................................6
         Section 2.  Number, Tenure and Qualifications.........................6
         Section 3.  Changes in Number Vacancies...............................7
         Section 4.  Resignations..............................................7
         Section 5.  Removal of Directors......................................7
         Section 6.  Annual and Regular Meetings...............................7
         Section 7.  Special Meetings..........................................8
         Section 8.  Notice....................................................8
         Section 9.  Quorum....................................................8
         Section 10. Voting....................................................8
         Section 11. Telephone Meetings........................................8
         Section 12. Action Without a Meeting..................................8
         Section 13. Compensation..............................................9
         Section 14. Policies and Resolutions..................................9
ARTICLE V.   COMMITTEES........................................................9
         Section 1.  Committees of the Board...................................9
         Section 2.  Telephone Meetings.......................................10
         Section 3.  Action By Committees Without a Meeting...................10
ARTICLE VI.  OFFICERS.........................................................10
         Section 1.  General Provisions.......................................10
         Section 2.  Subordinate Officers, Committees and Agents..............10
         Section 3.  Removal and Resignation..................................10
         Section 4.  Vacancies................................................11
         Section 5.  General Powers...........................................11
         Section 6.  Chief Executive Officer..................................11
         Section 7.  Chief Operating Officer..................................11
         Section 8.  Chairman and Vice Chairman of the Board..................11

                                      (i)

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         Section 9.  President................................................11
         Section 10. Vice Presidents..........................................11
         Section 11. Secretary................................................12
         Section 12. Chief Financial Officer or Treasurer.....................12
         Section 13. Assistant Secretaries and Assistant Treasurers...........12
         Section 14. Salaries.................................................12
ARTICLE VII.  CONTRACTS, NOTES, CHECKS AND DEPOSITS...........................12
         Section 1.  Contracts................................................12
         Section 2.  Checks and Drafts........................................12
         Section 3.  Deposits.................................................13
ARTICLE VIII. CAPITAL SHARES..................................................13
         Section 1.  Certificates of Shares...................................13
         Section 2.  Lost Certificate.........................................13
         Section 3.  Transfer Agents and Registrars...........................13
         Section 4.  Transfer of Shares.......................................13
         Section 5.  Share Ledger.............................................14
ARTICLE IX.   DIVIDENDS.......................................................14
         Section 1.  Declaration..............................................14
         Section 2.  Contingencies............................................14
ARTICLE X.    INDEMNIFICATION AND LIMITATION OF LIABILITY.....................14
         Section 1.  Indemnification of Agents................................14
         Section 2.  Insurance................................................15
         Section 3.  Indemnification Non-Exclusive............................15
         Section 4.  Limitation of Liability..................................15
ARTICLE XI.   SEAL............................................................15
         Section 1.  Seal.....................................................15
         Section 2.  Affixing Seal............................................15
ARTICLE XII.  WAIVER OF NOTICE................................................15
ARTICLE XIII. AMENDMENT OF BYLAWS.............................................15
         Section 1. By Directors..............................................15


                                      (ii)
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                                    ARTICLE I
                                     OFFICES

SECTION 1. PRINCIPAL OFFICE. The principal office of Golf Trust of America, Inc. (the "Corporation") shall be located at 190 King Street, Charleston, South Carolina 29401 or at any other place or places as the Board of Directors may designate.

SECTION 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

SECTION 3. FISCAL AND TAXABLE YEARS. The fiscal and taxable years of the Corporation shall begin on January 1 and end on December 31.

                                   ARTICLE II
                                   DEFINITIONS

         For purposes of these Bylaws, the following words shall have the meanings set forth below:

(a) "Affiliate" of a person shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital shares, shares or equity interests of such person, or (iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

(b) "Independent Director" shall mean a Director of the Corporation who is not an officer or employee of the Corporation or an Affiliate of (i) any lessee of or management company operating any of the properties owned by the Corporation or any Affiliate of the Corporation, (ii) any subsidiary of the Corporation or
(iii) any partnership which is an Affiliate of the Corporation.

                                   ARTICLE III
                            MEETINGS OF SHAREHOLDERS

SECTION 1. PLACE. All meetings of shareholders shall be held at 190 King Street, Charleston, South Carolina, or at such other place within the United States as shall be stated in the notice of the meeting.

SECTION 2. ANNUAL MEETING.

(a) DATE AND TIME. The Board of Directors may fix any day and time during the month of November 2001 for the 2001 annual meeting of shareholders and any day and time during the month of May for all subsequent annual meetings, in each case for the election of Directors and the transaction of any business as may be properly brought before the meeting, but if no such day and time is fixed by the Board of Directors, the annual meeting for 2001 shall be held on November 15, 2001 and the meeting for any subsequent calendar year shall be held on the fourth Thursday in May, if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding business day that is not a legal holiday.


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(b) POSTPONEMENT. The Board of Directors, acting by resolution, may postpone and reschedule any previously scheduled annual meeting of shareholders; PROVIDED HOWEVER that notice of the postponement of any properly-noticed annual meeting must be given, by any means specified in Section 4 below, not less than ten (10) days prior to the previously scheduled meeting date.

(c) EFFECT OF FAILURE TO HOLD ANNUAL MEETING. Failure to hold an annual meeting shall not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

(d) TRANSACTION OF BUSINESS. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for herein, who is entitled to vote at the meeting and who complied with the notice procedures set forth herein.

(e) ADVANCE NOTICE REQUIREMENTS. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause
(iii) of the foregoing paragraph, the shareholder must have given timely notice thereof in writing delivered to the Secretary of the Corporation by personal delivery or by first-class United States mail, postage prepaid. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to the actual annual meeting date and not later than the close of business on the later of the 90th day prior to the actual annual meeting date or the 20th day following the date on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth:

         (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director; all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

         (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce such proposal; and

         (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by each shareholder and such beneficial owner.

Only such persons who are nominated in accordance with the procedures set forth herein shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth herein. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth herein and, if any proposed nomination or business is not in such compliance, to declare that such defective proposal shall be disregarded.


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(f) INCLUSION OF SHAREHOLDER PROPOSALS IN PROXY STATEMENT. Notwithstanding the
foregoing provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing herein shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Any proposal that is properly included in the Corporation's proxy statement and not validly withdrawn shall be brought before the annual meeting.

SECTION 3. SPECIAL MEETINGS.

(a) CALLING OF SPECIAL MEETINGS. The President, a majority of the Board of Directors or a majority of the Independent Directors may call special meetings of the shareholders. Special meetings of shareholders also shall be called by the Secretary upon the written request of the holders of shares entitled to cast a majority (but not less than a majority) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation of such costs by such shareholders, the Secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding twelve months. The Board of Directors has the sole power to fix the date, time and place of the special meeting, the record date for determining shareholders entitled to request a special meeting and the record date for determining shareholders entitled to notice of and to vote at the special meeting.

(b) POSTPONEMENT. The Board of Directors, acting by resolution, may postpone and reschedule any previously scheduled special meeting of shareholders; PROVIDED HOWEVER that notice of the postponement of any properly-noticed special meeting must be given, by any means specified in Section 4 below, not less than ten (10) days prior to the previously scheduled meeting date.

(c) TRANSACTION OF BUSINESS. Only such business shall be conducted at a special meeting of shareholders as shall have been stated in the notice of meeting. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth herein and, if any proposed nomination or business is not in such compliance, to declare that such defective proposal shall be disregarded.

SECTION 4. NOTICE. Not less than ten (10) nor more than sixty (60) days before each meeting of shareholders, the Secretary shall give to each shareholder entitled to vote at such meeting and to each shareholder not entitled to vote who is entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the shareholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

SECTION 5. ORGANIZATION. At every meeting of the shareholders, the Chairman of the Board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a Chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as Chairman, and the Secretary, or, in his absence, an assistant secretary, or in the absence of both the Secretary and assistant secretaries, a person appointed by the Chairman shall act as Secretary.

SECTION 6. QUORUM. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast fifty percent (50%) of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section 6 shall not affect any requirement under any statute, the Charter or these Bylaws for the vote necessary for the adoption of any measure. If such quorum shall not be present


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at any meeting of the shareholders, the shareholders representing a majority of the shares entitled to vote at such meeting, present in person or by proxy, may vote to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting until such quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 7. VOTING. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a director. There shall be no cumulative voting. Each common share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by the Charter or by these Bylaws. Each shareholder of record shall have the right, at every meeting of shareholders, to one vote for each share held, except shares which are the subject of a redemption notice as provided in the Charter.

SECTION 8. PROXIES. A shareholder may vote the common shares owned of record by him, either in person or by proxy executed or authorized by the shareholder, or by his duly authorized attorney in fact, in any manner permitted by law. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 9. VOTING OF SHARES BY CERTAIN HOLDERS. Shares registered in the name of a trust or another corporation, if entitled to be voted, may be voted by the president, a vice president or a proxy appointed by the president or a vice president of such trust or other corporation, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the board of such trust or other corporation presents a certified copy of such bylaw or resolution, in which case such person may vote such shares. Any fiduciary may vote shares registered in his name as such fiduciary, either in person or by proxy.

Shares indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall all be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a shareholder may certify in writing to the Corporation that any shares registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class of shareholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the share transfer books, the time after the record date or closing of the share transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the shareholder of record of the specified shares in place of the shareholder who makes the certification.

SECTION 10. INSPECTORS. At any meeting of shareholders, the Chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority


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shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

SECTION 11. DETERMINATION OF SHAREHOLDERS OF RECORD. The Board of Directors shall fix a date, not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of shareholders, and not more than sixty (60) days preceding the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive any such dividend or distribution or allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 11, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which case the Board of Directors shall fix a new record date.

SECTION 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of shareholders (but not to vote thereat) has waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be VIVA VOCE unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

SECTION 14. CONTROL SHARE ACQUISITION STATUTE. Subtitle 7 of Title 3 of the Maryland General Corporation Law does not apply to any acquisition of shares of capital stock of the Corporation.

                                   ARTICLE IV
                                    DIRECTORS

SECTION 1. GENERAL POWERS. The Board of Directors shall have full power to conduct, manage, and direct the business and affairs of the Corporation, and all powers of the Corporation, except those specifically reserved or granted to the shareholders by statute or by the Charter or these Bylaws, shall be exercised by, or under the authority of, the Board of Directors. Unless otherwise agreed between the Corporation and the Director, each individual Director, including each Independent Director, may engage in other business activities of the type conducted by the Corporation and is not required to present to the Corporation any investment opportunities presented to them even though the investment opportunities may be within the scope of the Corporation's investment policies.

SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall not be less than the minimum number required by the General Laws of the State of Maryland now or hereafter in force, nor more than nine (9), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Pursuant to the Charter of the Corporation, at all times subsequent to the closing of the Initial Public Offering of Common Shares of the Corporation, the directors shall be divided into three (3) classes with terms of office of three years each, with the term of office of one class expiring at the annual meeting of stockholders in each year. Each director shall hold office for the term for which he or she is elected and until his or her successor is duly elected and qualified, or until his or her resignation, removal (in accordance with the Charter and these Bylaws) or death.

At all times (except (i) during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a Director prior to the expiration of the Director's term of office or (ii) prior to the closing date of the Initial Public Offering (as hereinafter defined) and the consummation of all transactions related thereto), a majority of the Directors shall be Independent Directors.

An Independent Director shall be a person who is not: (i) an officer or employee of the Corporation; or


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(ii) an Affiliate of (w) any advisor to the Corporation under an advisory agreement; (x) any lessee or management company operating any property of the Corporation; (y) any subsidiary of the Corporation; (z) or any partnership which is an Affiliate of the Corporation.

For purposes of this Section 2 of the Bylaws, an "Affiliate" of a person or entity shall mean (i) any person that, directly or indirectly, controls or is controlled by or is under common control with such person, (ii) any other person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital shares, shares or equity interests of such person, or
(iii) any officer, director, employee, partner or trustee of such person or any person controlling, controlled by or under common control with such person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such person). The term "person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations companies, trusts, banks, trust companies, last trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with", as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

Notwithstanding the foregoing requirement that a majority of the directors be Independent Directors, no action otherwise validly taken by the Board of Directors during a period in which a majority of its members are not Independent Directors shall be invalidated or otherwise affected by such circumstance, nor shall such circumstance subject the directors taking any such action to a higher standard of care or to liability other than that which would have applied to such action had a majority of the members of the Board of Directors been independent Directors at the time such action was taken.

SECTION 3. CHANGES IN NUMBER VACANCIES. Except in the case of a vacancy on the Board of Directors among the directors elected by a class of Equity Shares other than Common Shares, any vacancy on the Board of Directors may be filled by the affirmative vote of the remaining directors (except that a vacancy which results from an increase in the number of directors may be filled by a majority of the entire Board of Directors), and, in the case of a vacancy resulting from the removal of a director, by the stockholders by the vote of a majority of the votes entitled to be cast in the election of directors. Any vacancy on the Board of Directors among the directors elected by a class of Equity Shares (other than Common Shares) may be filled by a majority of the remaining directors elected by that class or the sole remaining director elected by that class, or by the stockholders by a majority of the votes of that class. If the shareholders of any class or series are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. A Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. The Board of Directors may declare unqualified a Director who has been declared of unsound mind by an order of court who has pled guilty or NOLO CONTENDERE to, or been convicted of, a felony involving moral turpitude, or who has wilfully violated the Corporation's Charter or these Bylaws. The office of a Director declared unqualified shall be considered vacant until filled as herein provided.

SECTION 4. RESIGNATIONS. Any Director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the Chairman of the Board, the President or the Secretary.

SECTION 5. REMOVAL OF DIRECTORS. Any Director may be removed, with or without cause by the affirmative vote of the stockholders holding not less than two-thirds (66 2/3%) of all the votes entitled to be cast for the election of Directors; provided, however that in the case of any Director elected by holders of a class of Equity Shares, other than Common Shares, such Directors may be removed, with or without cause, by the affirmative vote of all of that class of Equity Shares.

SECTION 6. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be


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held immediately after and at the same place as the annual meeting of shareholders, no notice other than this bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of South Carolina, for the holding of regular meeting of the Board of Directors without other notice than such resolution.

SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, a majority of the Board of Directors or a majority of the Independent Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of South Carolina, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 8. NOTICE. Notice of any special meeting of the Board of Directors shall be given by written notice delivered personally, telegraphed or mailed to each Director at his business or resident address. Personally delivered or telegraphed notices shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless required by statute or these Bylaws.

SECTION 9. QUORUM. A majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a quorum is present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a majority of the entire Board, provided, that at least one-third of the entire Board of Directors remains present at that meeting, in which case a quorum will still be deemed present.

SECTION 10. VOTING. (a) Except as provided in subsection (b) of this Section 10, the action of the majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by the Charter, these Bylaws, or applicable statute.

(b) Notwithstanding anything in these Bylaws to the contrary, any action pertaining any transaction involving the Corporation with respect to the purchase, sale, acquisition, lease or mortgage of any real estate asset in which an officer, Director or advisor of the Corporation has any direct or indirect interest other than solely as a result of such person's status as an officer, director or advisor of the Corporation, must be approved by a majority of the Directors and a majority of the disinterested Independent Directors, even if the disinterested Independent Directors constitutes less than a quorum.

SECTION 11. TELEPHONE MEETINGS. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 12. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each Director and such written consent is filed with the minutes of proceedings of the Board of Directors.

SECTION 13. COMPENSATION. Independent Directors shall receive such reasonable compensation for their services as Directors as the Board of Directors may fix or determine from time to time; such compensation may include a fixed sum, capital shares of the Corporation and Directors shall receive reimbursement of reasonable expenses incurred in traveling to and from or attending regular or special meetings of the Board of Directors or of any committee thereof.

SECTION 14. POLICIES AND RESOLUTIONS. It shall be the duty of the Board of Directors to insure that the

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purchase, sale, retention and disposal of the Corporation's assets, the investment policies and the borrowing policies of the Corporation and the limitations thereon or amendment thereof are all times:

(a) consistent with such policies, limitations and restrictions are contained in these Bylaws, or in the Corporation's Charter, or as described in the Registration Statement or in the Corporation's ongoing periodic reports filed with the SEC following the Initial Public Offering, subject to revision from time to time at the discretion of the Board of Directors without shareholder approval unless otherwise required by law; and

(b) in compliance with the restrictions applicable to real estate investment trusts pursuant to the Internal Revenue Code of 1986, as amended.

                                    ARTICLE V
                                   COMMITTEES

SECTION 1. COMMITTEES OF THE BOARD. The Board of Directors may appoint from among its members an executive committee and other committees comprised of one or more Directors. The Board of Directors shall appoint an audit committee comprised of not less than two members, a majority of whom are Independent Directors. The Board of Directors shall appoint a compensation committee comprised of not less than three Independent Directors. The Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to elect Directors, declare dividends or distributions on shares, recommend to the shareholders any action which requires shareholder approval, amend or repeal these Bylaws, approve any merger or share exchange which does not require shareholder approval or issue shares. However, if the Board of Directors has given general authorization for the issuance of shares, a committee of the Board of Directors, in accordance with a general formula or method specified by the Board of Directors by resolution or by adoption of a share option plan, may fix the terms of shares, subject to classification or reclassification, and the terms on which any shares may be issued.

Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

One-third, but not less than two (unless the committee has less than two members), of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee (unless the committee has less than two members, in which case one member of such committee) may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another Director to act at the meeting int he place of such absent or disqualified members; provided, however, that in the event of the absence or disqualification of an Independent Director, such appointee shall be an Independent Director.

Each committee shall keep minutes of its proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or altercation.

Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified members or to dissolve any such committee.

SECTION 2. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in a person at the meeting.

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SECTION 3. ACTION BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each members of the committee and such written consent is filed with the minutes of proceedings of such committee.

                                   ARTICLE VI
                                    OFFICERS

SECTION 1. GENERAL PROVISIONS. The officers of the Corporation may consist of a Chairman of the Board, a Vice Chairman of the Board, a President, a Chief Executive Officer, a Chief Operating Officer, one or more Vice Presidents, a Chief Financial Officer or Treasurer, one or more assistant treasurers, a Secretary, and one or more assistant secretaries and such other officers as may be elected in accordance with the provisions of Section 2 of this Article VI. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President and Secretary. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

SECTION 2. SUBORDINATE OFFICERS, COMMITTEES AND AGENTS. The Board of Directors may from time to time elect such other officers and appoint such committees, employees, other agents as the business of the Corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board of Directors may from time to time determine. The Directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents.

SECTION 3. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

SECTION 4. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

SECTION 5. GENERAL POWERS. All officers of the Corporation as between themselves and the Corporation shall, respectively, have such authority and perform such duties in the management of the property and affairs of the Corporation as may be determined by resolution of the Board of Directors, or in the absence of controlling provisions in a resolution of the Board of Directors, as may be provided in these Bylaws.

SECTION 6. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer from among the elected officers. The chief executive officer shall have responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the administration of the business affairs of the Corporation.

SECTION 7. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer from among the elected officers. Said officer will have the responsibility and duties as set forth by the Board of Directors or the chief executive officer.

SECTION 8. CHAIRMAN AND VICE CHAIRMAN OF THE BOARD. The Chairman of the Board, if there be one, shall preside over the meetings of the Board of Directors and of the shareholders at which he shall be present. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if there be one, shall preside at such meetings at which he shall be present. The Chairman of the Board and the Vice Chairman of the Board shall, respectively, perform such other duties as may be assigned to him or them by the Board of Directors.

SECTION 9. PRESIDENT. The President shall in general supervise and control all of the business and affairs of the Corporation. Unless the President is not a member of the Board of Directors, in the absence of both the Chairman and Vice Chairman of the Board, he shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present. In the absence of a designation of a chief executive officer by the Board of Directors, the President shall be the chief executive officer and shall be EX OFFICIO a member of all committees that may, from time to time, be constituted by the Board of Directors. He may execute any deed, mortgage, bond, contract or other instrument to which the Corporation is a party, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 10. VICE PRESIDENTS. In the absence of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of the election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President, and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors. The Board of Directors may designate one or more Vice Presidents as executive Vice President or as Vice President for particular areas of responsibility.

SECTION 11. SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the shareholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 12. CHIEF FINANCIAL OFFICER OR TREASURER. The Chief Financial Officer or Treasurer shall have the custody of the corporate funds and securities and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board of Directors or whenever they may require it, an account of all his transactions as Chief Financial Officer or Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Chief Financial Officer Treasurer, respectively, or by the President or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

SECTION 14. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE VII
                      CONTRACTS, NOTES, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

SECTION 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agents or agents of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

SECTION 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                  ARTICLE VIII
                                 CAPITAL SHARES

SECTION 1. CERTIFICATES OF SHARES. Each shareholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each kind and class of shares held by him in the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or a Vice President and countersigned by the Secretary or an assistant secretary of the Treasurer or an assistant treasurer and may be sealed with the corporate seal.

The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of shares, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such information.

SECTION 2. LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the shares certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or his legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

SECTION 3. TRANSFER AGENTS AND REGISTRARS. At such time as the Corporation lists its securities on a national securities exchange or qualities for trading in the over the counter market, the Board of Directors shall appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents and/or registrars of the shares of the Corporation; and, upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

SECTION 4. TRANSFER OF SHARES. No transfers of shares of the Corporation shall be made if (i) void AB INITIO pursuant to any provision of the Corporation's Charter or (ii) the Board of Directors, pursuant to any provision of the Corporation's Charter, shall have refused to permit the transfer of such shares. Permitted transfers of shares of the Corporation shall be made on the share records of the Corporation only upon the instruction of the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and upon surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, as to any transfers not prohibited by any provision of the Corporation's Charter by action of the Board of Directors thereunder, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 5. SHARE LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agents an original or duplicate share ledger containing the name and address of each shareholder and the number of shares of each class held by such shareholder.

                                   ARTICLE IX
                                    DIVIDENDS

SECTION 1. DECLARATION. Dividends upon the shares of the Corporation may be declared by the Board of Directors, subject to applicable provisions of law and the Charter. Dividends may be paid in cash, property or shares of the Corporation, subject to applicable provisions of law and the Charter.

SECTION 2. CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining the property of the Corporation, its subsidiaries or any partnership for which it serves as general partner, or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

SECTION 1. INDEMNIFICATION OF AGENTS. The Corporation shall indemnify, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or such director or officer is or was serving at the request of the Corporation as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise. To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation shall indemnify other employees and agents to such extent as shall be authorized by the Board of Directors or these Bylaws and be permitted by law. Any repeal or modification of this Article X by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

SECTION 2. INSURANCE. The Corporation may to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person.

SECTION 3. INDEMNIFICATION NON-EXCLUSIVE. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

SECTION 4. LIMITATION OF LIABILITY. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted from time to time, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders, or any of them, for money damages. No amendment of these Bylaws or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                                   ARTICLE XI
                                      SEAL

SECTION 1. SEAL. The Corporation may have a corporate seal, which may be altered at will by the Board of Directors. The Board of Directors may authorize one or more duplicate or facsimile seals and provide for the custody thereof. Unless specifically required by law, a corporate seal is not required for the due execution of any document.

SECTION 2. AFFIXING SEAL. Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE XII
                                WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the Charter or these Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE XIII
                               AMENDMENT OF BYLAWS

SECTION 1. BY DIRECTORS. The Board of Directors shall have the exclusive power to adopt, alter or repeal any Bylaws of the Corporation and to make new Bylaws; provided that any amendment to Section 2 or Section 3 of Article III, or any amendment to Section 2, Section 3, Section 5 or Section 9 of Article IV required the affirmative vote of 80% of the entire Board of Directors.

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                         CERTIFICATE OF THE SECRETARY OF

                           GOLF TRUST OF AMERICA, INC.



         The undersigned, Secretary of Golf Trust of America, Inc. (the "Company"), hereby certifies that:

                  1. Attached hereto are the Fourth Amended and Restated Bylaws of the Company, comprising 16 pages (plus a cover page and table of contents), which represent the fourth amendment and restatement of the Company's original Bylaws adopted November 10, 1996 (the first amendment and restatement having been approved by the Board on February 16, 1998; the second amendment and restatement having been approved by the Board on February 25, 2001; and the third amendment and restatement having been approved by the Board on April 2, 2001);

                  2. The Fourth Amended and Restated Bylaws were duly adopted at a special meeting of the Board of Directors of the Company held on August 20, 2001 with all notice required by law and at which a quorum was present and acting throughout; and

                  3. The Fourth Amended and Restated Bylaws have not been modified, amended, rescinded or revoked and are in full force and effect as of the date hereof.


Dated:  August 20, 2001



                                        /s/ Scott D. Peters
                                       ----------------------------------------
                                       Scott D. Peters
                                       Secretary of Golf Trust of America, Inc.